Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-231417 and 333-220886) and S-8 (No. 333-228671) of Alterity Therapeutics Limited of our report dated September 15, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Melbourne, Australia
September 15, 2020